Designer Brands Inc. Appoints John W. Atkinson to Board of Directors FOR IMMEDIATE RELEASE: COLUMBUS, OHIO (August 7, 2024) – Designer Brands Inc. (NYSE: DBI) (the “Company” and “Designer Brands”), one of the world's largest designers, producers and retailers of footwear and accessories, today announced the appointment of John W. Atkinson as a member of its Board of Directors, effective August 1, 2024. Mr. Atkinson was also named a member of both the Audit Committee and the Nominating and Corporate Governance Committee. “I am thrilled to have John join our Board as we accelerate the growth of Designer Brands while driving efficiencies across our brand-building journey,” said Jay Schottenstein, Chairman of the Board, Designer Brands. “His extensive expertise as a strategic financial counselor will be fundamental to guiding our path to deliver on our strategic commitments. Additionally, his background in CPG and retail accounting will help focus the investments we make to attract new customers and offer the best footwear brands.” “John will be a valuable addition to the Designer Brands Board, and our leadership team looks forward to his insights,” said Doug Howe, Chief Executive Officer of Designer Brands. “We remain fully focused on continuous improvement, both in our organization’s agility and in the profitability of our overall business. John brings deep retail and financial expertise that we expect to deliver quick and lasting impact on those goals.” Mr. Atkinson is a retired audit partner from KPMG’s Cincinnati Office, a multinational professional services network and one of the Big Four accounting organizations. Mr. Atkinson joined KPMG in 2002 after 16 years at Arthur Andersen, where he became a partner in 1998. Before retiring in 2021 with over 35 years of experience as an audit professional, Mr. Atkinson served as the lead audit partner for a range of public and private businesses, primarily in the consumer food and retail sectors, including multiple fortune 500 companies. Before he retired, Mr. Atkinson was named Retail National Audit Industry Leader and was involved in discussions regarding the impact of the Retail Inventory Method. He also served as KPMG’s partner in charge of Audit Risk Management for the Mid-America business unit and was a designated Securities and Exchange Commission (“SEC”) reviewing partner. The scope of his responsibilities in these roles spanned client acceptance and retention decisions, partner assignments, fraud investigations and reviewing SEC regulations for a number of publicly traded clients. In retirement, Mr. Atkinson has been serving as a consultant for KPMG, leading the charge of evaluating the Firm’s global learning and development execution and resource requirements, resulting in a new strategic five-year plan. Furthermore, Mr. Atkinson, a former Captain in the U.S. Army Reserves and a veteran of the Persian Gulf War (Operation Desert Storm), served in various leadership roles, including platoon leader in charge of a 53-person platoon, executive officer in an Artillery unit and staff officer for an area support group. ### About Designer Brands Designer Brands is one of the world's largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of inspiring self-expression. With a diversified, world-class portfolio of coveted brands, including Crown Vintage, Hush Puppies, Jessica Simpson, Keds, Kelly & Katie, Lucky Brand, Mix No. 6, Topo Athletic, Vince Camuto and others, Designer Brands designs and produces on- trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and 675 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across Women's, Men's and Kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world, taking steps forward to advance diversity, equity and inclusion in the footwear industry and supporting a global community and the health of the planet by donating more than nine million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "may," "will," "should," "would," "approximately," "plans," "estimates," "anticipates," "targets," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including recession concerns, fluctuating interest rates, inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations and fashion trends; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; our ability to retain our existing management team, and continue to attract qualified new personnel; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems; risks related to the implementation of new or updated IT systems; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations and reliance on foreign sources for merchandise; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances. For further information: Media: Inspire PR for Designer Brands Katie Lundy Katie@inspireproup.com